EXHIBIT 10.118
QUALCOMM INCORPORATED
2006 LONG-TERM INCENTIVE PLAN
EXECUTIVE RESTRICTED STOCK UNIT GRANT NOTICE

Qualcomm Incorporated (the “Company”), pursuant to its 2006 Long-Term Incentive Plan (the “Plan”) hereby grants you the number of Restricted Stock Units set forth below, each of which is a bookkeeping entry representing the equivalent in value of one (1) share of the Company’s common stock. This Restricted Stock Unit Award is subject to all of the terms and conditions as set forth herein and the Executive Restricted Stock Unit Agreement (attached hereto) and the Plan1 which are incorporated herein in their entirety. Capitalized terms not otherwise defined in this Grant Notice or the Executive Restricted Stock Unit Agreement shall have the meaning set forth in the Plan.

Participant: «Employee»    Grant No.: «Number»

Emp #: «ID»	Number of Restricted Stock Units: «Shares_Granted»
Date of Grant: «Grant_Date»

Performance Period: «Date Range»

Performance Measure: Adjusted GAAP Operating Income defined as the Company’s operating income, determined in accordance with U.S. generally accepted accounting principles or accounting standards as may be required by the Financial Accounting Standards Board as of the date hereof (“GAAP”), but determined excluding (a) results from operations of the Qualcomm Strategic Initiative (“QSI”) segment; (b) all share-based compensation other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock; (c) the following items resulting from acquisitions: acquired in-process research and development expenses, recognition of the step-up of inventories to fair value and amortization of certain intangible assets; and (d) losses or expenses attributable to discontinued operations, plant shut-downs, or other restructuring.

Performance Target: «$Amount» in Adjusted GAAP Operating Income for the Performance Period

Vesting Date

Except as otherwise provided in the Plan or the Executive Restricted Stock Unit Agreement, the Restricted Stock Units vest if and to the extent that (A) the Performance Measure equals or exceeds the Performance Target for the Performance Period, determined pursuant to written certification of the Committee as specified in Section 1.2 of the Executive Restricted Stock Unit Agreement, and (B) your Service is continuous from the Date of Grant through the applicable Vesting Date:

Shares Vested    Vesting Date
«Shares»    «1st Vesting Date»
«Shares»    «2nd Vesting Date»
«Shares»    «3rd Vesting Date»

Payment of Vested Restricted Stock Units

Any Restricted Stock Units that vest will be paid following the Vesting Date or following such earlier date as provided in the Executive Restricted Stock Unit Agreement.

Additional Terms/Acknowledgments: By accepting this Restricted Stock Unit Award (in the form determined by the Company) you acknowledge receipt of and represent that you have read, understand, accept and agree to the terms and conditions of the following: this Grant Notice, the Executive Restricted Stock Unit Agreement and the Plan (including, but not limited to, the binding arbitration provision in Section 3.7 of the Plan). In addition, by accepting this Restricted Stock Unit Award you agree to all of its terms and conditions and further acknowledge that as of the Date of Grant, this Grant Notice, the Executive Restricted Stock Unit Agreement and the Plan set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements pertaining to this particular Restricted Stock Unit Award.

Qualcomm Incorporated:

By:

_____________________________________
Dr. Paul E. Jacobs    Signature
Chairman of the Board and
Chief Executive Officer                _____________________________________
Dated: «Grant_Date»    Date

Attachment: Executive Restricted Stock Unit Agreement

1A copy of the Plan can be obtained from the Stock Administration website, located on the Company’s internal webpage, or you may request a hard copy from the Stock Administration Department.

QUALCOMM INCORPORATED
2006 LONG-TERM INCENTIVE PLAN
EXECUTIVE RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Grant Notice and this Executive Restricted Stock Unit Agreement including any country-specific terms set forth in the Addendum to the Agreement (together, the Agreement and the Addendum are referred to herein as the “Agreement”), Qualcomm Incorporated (the “Company”) has granted you a number of Restricted Stock Units with respect to the number of shares of the Company’s common stock (“Stock”) specified in the Grant Notice. You must accept or reject this Restricted Stock Unit Award in the manner specified in the Grant Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Qualcomm Incorporated 2006 Long-Term Incentive Plan (the “Plan”) shall have the same definitions as in the Plan.
The details of this Restricted Stock Unit Award are as follows:
1.SERVICE AND VESTING.
1.1    SERVICE. As provided in the Plan and notwithstanding any other provision of this Agreement, the Company reserves the right, in its sole discretion, to determine when your Service has terminated, including in the event of any leave of absence or part-time Service and to suspend crediting of Service and vesting of your Restricted Stock Units in the event of any leave of absence or part-time Service. Subject to the foregoing, in the event of termination of your Service (whether or not in breach of local labor laws or later found invalid), the date of termination of your rights (if any) with respect to the Restricted Stock Units as set forth in the Plan and this Agreement will be measured from the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).
1.2    VESTING. Except to the extent that your Restricted Stock Units may vest earlier as provided in Section 1.2(a) through (c), below, your Restricted Stock Units will vest if and to the extent that (A) the Performance Measure equals or exceeds the Performance Target for the Performance Period (as each capitalized term is defined in the Grant Notice), if applicable, and (B) you are in Service on the applicable Vesting Date(s) specified in the Grant Notice. Any determination that the Performance Target is achieved shall be made by written certification of the Committee no later than the November 30th that next follows the end of the Performance Period. Unless and until your Restricted Stock Units vest, you will have no right to payment of any such Restricted Stock Units. In the event of the termination of your Service for any reason, whether voluntary or involuntary, all unvested Restricted Stock Units shall be immediately forfeited without consideration, except as follows:
(a)    DEATH. If your Service terminates because of your death, the vesting of your Restricted Stock Units shall be accelerated in full effective upon your death.
(b)    DISABILITY. If your Service terminates because of your Disability, the vesting of your Restricted Stock Units shall be accelerated in full effective as of the date on which your Service terminates due to your Disability.
(c)    TERMINATION AFTER CHANGE IN CONTROL. If your Service terminates as a result of Termination After Change in Control (as defined below), then the vesting of your Restricted Stock Units shall be accelerated in full effective as of the date on which your Service terminates. For this purpose, “Termination After Change in Control” shall mean either of the following events occurring within twenty-four (24) months after a Change in Control (as defined in the Plan):
(i)    termination by the Participating Company Group of your Service with the Participating Company Group for any reason other than for Cause (as defined below); or
(ii)    your resignation for Good Reason (as defined below) from all capacities in which you are then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of your Service with the Participating Company Group which (A) is for Cause; (B) is a result of your death or Disability; (C) is a result of your voluntary termination of Service other than for Good Reason; or (D) occurs prior to the effectiveness of a Change in Control.

For purposes of this Section 1.2:
“Cause” shall mean any of the following: (i) your theft, dishonesty, or falsification of any Participating Company documents or records; (ii) your improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by you which has a detrimental effect on a Participating Company’s reputation or business; (iv) your failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by you of any employment or service agreement between you and a Participating Company, which breach is not cured pursuant to the terms of such agreement; (vi) your conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs your ability to perform your duties with a Participating Company; or (vii) violation of a material Company policy.
“Good Reason” shall mean any one or more of the following:
(i)without your express written consent, the assignment to you of any duties, or any limitation of your responsibilities, substantially inconsistent with your positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;
(ii)without your express written consent, the relocation of the principal place of your employment or service to a location that is more than fifty (50) miles from your principal place of employment or service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of you than such travel requirements existing immediately prior to the date of the Change in Control;
(iii)any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (A) your base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to yours), or (B) your bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by you);
(iv)any failure by the Participating Company Group to (A) continue to provide you with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by you, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which you were participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide you with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by you;
(v)any breach by the Participating Company Group of any material agreement between you and a Participating Company concerning your employment; or
(vi)any failure by the Company to obtain the assumption of any material agreement between you and the Company concerning your employment by a successor or assign of the Company.
2.PAYMENT OF YOUR RESTRICTED STOCK UNITS.
2.1    TIMING OF PAYMENT. Subject to the other terms of the Plan and this Agreement, any Restricted Stock Units that vest and become nonforfeitable in accordance with Section 1.2 will be paid to you as follows: (a) the first installment (or, if the Grant Notice specifies a single Vesting Date, all of the Restricted Stock Units) shall be paid to you no later than 30 days after the later of (i) the earliest Vesting Date specified in the Grant Notice or (ii) the date on which the Committee certifies in writing that the Performance Measure equals or exceeds the Performance Target for the Performance Period; and (b) any subsequent installments shall be paid to you no later than 30 days after the date on which the Restricted Stock Units vest.
2.2    FORM OF PAYMENT. Your vested Restricted Stock Units shall be paid in whole shares of Stock except as provided in Section 5 below regarding fractional shares attributable to Dividend Equivalents.

3.    TAX WITHHOLDING. Regardless of any action the Company or the Participating Company that employs you (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Unit Award, including, but not limited to, the grant, vesting or payment of the Restricted Stock Unit Award, the issuance of shares of Stock upon payment of the Restricted Stock Unit Award, the subsequent sale of shares of Stock acquired pursuant to such issuance and the receipt of any dividends and/or any Dividend Equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Unit Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant tax withholding event, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following methods, as selected by the Company in its sole discretion: (a) withholding from your wages or any other cash compensation payable to you by the Company and/or the Employer; (b) withholding from proceeds of the sale of shares of Stock acquired upon payment of the Restricted Stock Unit Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and pursuant to your authorization by your acceptance of this Restricted Stock Unit Award); (c) withholding in shares of Stock to be issued upon payment of the Restricted Stock Unit Award; or (d) any other method allowed by the Plan and applicable law. Notwithstanding the foregoing, if you are subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will withhold in shares of Stock upon the relevant tax withholding event, unless the use of such withholding method is prevented by applicable law or has materially adverse accounting or tax consequences, in which case, the Tax-Related Items withholding obligation may be satisfied by one or a combination of methods (a),(b) and (d) above. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock as described in subsection (c) herein, for tax purposes, you are deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Unit Award, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. The Fair Market Value of any share of Stock withheld pursuant to this Section 3 shall be equal to the closing price of a share of Stock as quoted on any national or regional securities exchange or market system constituting the primary market for the Stock on the day on which tax withholding is required (or, if there is no closing price on that day, the last trading day prior to that day) or, if the Stock is not listed on a national or regional securities exchange or market system, the value of a share of Stock as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company shall not be required to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock if you fail to comply with your obligations in connection with the Tax-Related Items.
4.    TAX ADVICE. You acknowledge that you may be subject to U.S. federal, state, local and/or non-U.S. income tax and social insurance obligations arising from this Restricted Stock Unit Award. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax or social insurance consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or its representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX AND SOCIAL INSURANCE LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX AND SOCIAL INSURANCE TREATMENT OF ANY RESTRICTED STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.
5.    DIVIDEND EQUIVALENTS. If the Board declares a cash dividend on the Company’s Stock, you will be entitled to Dividend Equivalents on the dividend payment date established by the Company equal to the cash dividends payable on the same number of shares of Stock as the number of unvested Restricted Stock Units subject to this Restricted Stock Unit Award on the dividend record date established by the Company. Any such Dividend Equivalents will be in the form of additional Restricted Stock Units, will be subject to the same terms and vesting dates as the underlying Restricted Stock Units, and will be paid at the same time and in the same manner as the underlying Restricted Stock Units originally subject to this Restricted Stock Unit Award, except that any fractional shares attributable to Dividend Equivalents will be paid in cash within thirty (30) days following the date of payment of the underlying Restricted Stock Unit based on the Fair Market Value on the date of payment of the underlying Restricted Stock Unit (where Fair Market Value shall be as specified in Section 3, above, unless you are resident in a country requiring the use of a specific share valuation methodology for tax purposes, in which case Fair Market Value shall mean the value of a share of Stock calculated in accordance with such methodology). The number of additional Restricted Stock Units credited as Dividend Equivalents on the dividend payment date will be determined by dividing (1) the product of (a) the number of your unvested Restricted Stock Units as of the corresponding dividend record date (including any unvested Restricted Stock Units previously credited as a result of prior payments of Dividend Equivalents) and (b) the per-share cash dividend paid on the dividend payment date, by (2) the per-share Fair Market Value (as specified in Section 3 above) of Stock on the dividend payment date.
6.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, no shares of Stock will be issued to you upon vesting or payment of this Restricted Stock Unit Award unless the Stock is then registered under the U.S. Securities Act or, if such Stock is not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the U.S. Securities Act. By accepting this Restricted Stock Unit Award, you agree not to sell any of the shares of Stock received under this Restricted Stock Unit Award at a time when applicable laws or Company policies prohibit a sale.
7.    TRANSFERABILITY. Prior to the issuance of shares of Stock in payment of all Restricted Stock Units, your Restricted Stock Units shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by your creditors or by your beneficiary, except (a) transfer by will or by the laws of descent and distribution or (b) transfer by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon your death, provided however, that, if you are employed outside the United States, you are not permitted to designate a beneficiary under this Agreement. All rights with respect to your Restricted Stock Units shall be exercisable during your lifetime only by you or your guardian or legal representative. Prior to actual payment of any Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
8.    RESTRICTED STOCK UNIT AWARD NOT A SERVICE CONTRACT. This Restricted Stock Unit Award is not an employment or service contract and nothing in this Agreement, the Grant Notice or the Plan shall be deemed to create in any way whatsoever any obligation on your part to continue in the Service of a Participating Company, or of a Participating Company to continue your Service with the Participating Company. In addition, nothing in this Restricted Stock Unit Award shall obligate the Company, its stockholders, Board, Officers or Employees to continue any relationship which you might have as an Employee or otherwise.
9.    RESTRICTIVE LEGEND. Stock issued pursuant to the vesting and/or payment of your Restricted Stock Units may be subject to such restrictions upon the sale, pledge or other transfer of the Stock as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.
10.    REPRESENTATIONS, WARRANTIES, COVENANTS, AND ACKNOWLEDGMENTS. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the shares of Stock issued pursuant to your Restricted Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.
11.    VOTING AND OTHER RIGHTS. You shall not have any voting rights or any other rights and privileges of a shareholder of the Company unless and until shares of Stock are issued upon payment of your Restricted Stock Units.
12.    CODE SECTION 409A. For U.S. taxpayers, it is the intent that the payment of Restricted Stock Units as set forth in this Agreement shall qualify for exemption from or comply with the requirements of Section 409A of the Code, and any ambiguities herein will be interpreted to so qualify or comply. Notwithstanding the foregoing, if it is determined that the Restricted Stock Units fail to satisfy the requirements of the “short-term deferral” exemption and are otherwise deferred compensation subject to Section 409A of the Code, and if you are a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares of Stock that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but only if such delay in the issuance of the shares is necessary to avoid the imposition of additional taxation on you in respect of the shares under Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all payments provided for under this Agreement are made in a manner that qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the payments of Restricted Stock Units provided for under this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the payments of Restricted Stock Units provided for under this Agreement. The Company will have no liability to you or any other party if the Restricted Stock Unit Award, the delivery of shares of Stock upon payment of the Restricted Stock Unit Award or other payment hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Company with respect thereto.
13.    NOTICES. Any notices provided for in this Agreement, the Grant Notice or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
14.    DATA PRIVACY. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement, the Grant Notice and any other Restricted Stock Unit Award grant materials by and among, as necessary and applicable, the Participating Companies, for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and/or the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and any shares of stock or directorships held in the Company, and details of your Restricted Stock Units or any other entitlement to shares of Stock, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).
You understand that Data will be transferred to E*TRADE Financial (“E*TRADE”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. If you are employed outside the United States, you understand that you may request a list with the names and addresses of any potential recipients of Data by contacting the Company’s Stock Administration department. You authorize the Company, E*TRADE and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. If you are employed outside the United States, you understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Stock Administration department. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.
For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Stock Administration department at Qualcomm Incorporated, 5775 Morehouse Drive, San Diego, CA 92121.
15.    NATURE OF GRANT. In accepting this Restricted Stock Unit Award, you acknowledge and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, (subject to any limitations set forth in the Plan);
(b)    the award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units or other Awards have been awarded repeatedly in the past;
(c)    all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;

(d)    your participation in the Plan is voluntary;
(e)    the Restricted Stock Unit Award and the shares of Stock subject to the Restricted Stock Unit Award are not intended to replace any pension rights or compensation;
(f)    the Restricted Stock Unit Award and the shares of Stock subject to the Restricted Stock Unit Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Participating Company;
(g)    the award of the Restricted Stock Units and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Participating Company;
(h)    the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of your Restricted Stock Units resulting from termination of your Service (for any reason whatsoever and whether or not in breach of local labor laws or later found invalid), and in consideration of the grant of your Restricted Stock Units to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, waive your ability, if any, to bring any such claim, and release the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(j)    the Restricted Stock Unit Award and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or provided by the Company in its discretion, to have the Restricted Stock Unit Award or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Stock;
(k)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Stock; you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan; and
(l)    if you are employed or providing services outside the United States, (i) the Restricted Stock Unit Award and the shares of Stock subject to the Restricted Stock Unit Award are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of your employment or service contract, if any; and (ii) neither the Company, the Employer nor any Participating Company is liable for any foreign exchange fluctuation between your local currency and the United States Dollar that may affect the value of this Restricted Stock Unit Award.
16.    APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California, U.S.A., as if the Agreement were between California residents and as if it were entered into and to be performed entirely within the State of California.
17.    IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on your Restricted Stock Units, and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.    ARBITRATION. Any dispute or claim concerning any Restricted Stock Units granted (or not granted) pursuant to the Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association pursuant to the commercial arbitration rules in San Diego, California. By accepting this Restricted Stock Unit Award, you and the Company waive your respective rights to have any such disputes or claims tried by a judge or jury.

19.    AMENDMENT. This Restricted Stock Unit Award may be amended as provided in the Plan at any time, provided no such amendment may adversely affect this Restricted Stock Unit Award without your consent unless such amendment is necessary to comply with any applicable law or government regulation, or is contemplated in Section 12 hereof. No amendment or addition to this Agreement shall be effective unless in writing or in such electronic form as may be designated by the Company.
20.    GOVERNING PLAN DOCUMENT. This Restricted Stock Unit Award is subject to this Agreement, the Grant Notice and all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement, the Grant Notice and those of the Plan, the provisions of the Plan shall control.
21.    LANGUAGE. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
22.    SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
23.    DESCRIPTION OF ELECTRONIC DELIVERY. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement (including any Addendum), and any reports of the Company provided generally to the Company’s stockholders, may be delivered to you electronically. In addition, if permitted by the Company, you may electronically accept and acknowledge the Grant Notice and/or this Agreement and/or deliver such documents to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic acknowledgement, acceptance and/or delivery may include but do not necessarily include use of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail (“e-mail”) or such other means specified by the Company. You hereby consent to receive the above-listed documents by electronic delivery and, if permitted by the Company, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, as set forth herein.
24.    ADDENDUM. Notwithstanding any provisions in this Agreement, the Restricted Stock Unit Award shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Addendum, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Addendum constitutes part of this Agreement.
25.    WAIVER. The waiver by the Company with respect to your (or any other Participant’s) compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.
26.    REPAYMENT/FORFEITURE. Any benefits you may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (a) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (b) similar rules under the laws of any other jurisdiction and (c) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.

QUALCOMM INCORPORATED
2006 LONG-TERM INCENTIVE PLAN
EXECUTIVE RESTRICTED STOCK UNIT AGREEMENT
COUNTRY ADDENDUM

The additional terms and conditions set forth below are specifically incorporated into the Executive Restricted Stock Unit Agreement (together, the Agreement and this Addendum are referred to herein as the “Agreement”). These terms and conditions govern the Restricted Stock Units granted to you under the Plan if you are working in one of the countries listed below. If you are a citizen or a resident of a country other than the one in which you are currently working or move to another country after the Date of Grant, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you. Due to the complexities of legal, regulatory and tax issues, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation, or if you have any questions regarding the terms and conditions contained herein. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Executive Restricted Stock Unit Agreement.

ALL NON-U.S. COUNTRIES
Definition of Disability
If you are on the payroll of a Participating Company outside of the United States, for purposes of this Agreement the following provision shall replace the definition of “Disability” set forth in the Plan:

“Disability” shall mean your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Company shall have sole discretion to decide whether you have presented sufficient proof that you have a Disability as defined by this Agreement.

ARGENTINA

Securities Law Notice
By accepting the Restricted Stock Unit Award, you acknowledge that you understand that the Restricted Stock Units and the shares of Stock to be issued pursuant to the Restricted Stock Units are offered as a private transaction. This offering is not subject to supervision by any Argentine governmental authority.
AUSTRIA

Sale of Shares of Stock Consent
As set forth in Section 3 of the Agreement, you understand that the Company may, at its discretion, satisfy the withholding obligations for all Tax-Related Items, in whole or in part, by methods including withholding from proceeds of the sale of shares of Stock acquired upon payment of the Restricted Stock Unit Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and pursuant to your authorization by your acceptance of this Restricted Stock Unit Award). By accepting this Award, you hereby consent to the sale of a portion of any shares of Qualcomm Stock issued to you upon vesting of the Restricted Stock Units and withholding from the proceeds of that sale to satisfy all applicable Tax-Related Items withholding obligations related to your participation in the Plan and legally applicable to you.

BRAZIL

Compliance Notice
By accepting the Restricted Stock Unit Award, you agree to comply with all applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Restricted Stock Units and the sale of Stock obtained as a result of the vesting of the Restricted Stock Units. You agree that, for all legal purposes, (a) the benefits provided to you under the Plan are the result of commercial transactions unrelated to your employment; (b) the Plan is not a part of the terms and conditions of your employment; and (c) the income from the Restricted Stock Units, if any, is not part of your remuneration from employment.

CANADA

Form of Payment
Due to Canadian tax law, you are prohibited from tendering shares of the Company’s Stock to pay any Tax-Related Items in connection with the Restricted Stock Units.

Termination of Service
The following provision supplements Section 1.1 of the Agreement:

In the event of termination of your Service (whether or not in breach of local labor laws or later found invalid), the date of termination of your rights (if any) with respect to the Restricted Stock Units as set forth in the Plan and this Agreement will be measured from: (i) the date that you are no longer actively employed, or at the discretion of the Committee, (ii) the date you receive notice of termination from the Employer, if earlier than (i), regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law).

The following provisions apply if you are a resident of Quebec:

Consent to Receive Information in English
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressément souhaité que la convention («Agreement»), ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Authorization to Release Necessary Personal Information
The following provision supplements Section 14 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. You further authorize the Company and the Participating Companies to disclose and discuss such information with their advisors. You also authorize the Company and the Participating Companies to record such information and to keep such information in your employment file.

CHINA

The following provisions govern your participation in the Plan if you are a national of the People’s Republic of China resident in mainland China:

Mandatory Sale Restriction
Due to regulatory requirements, you acknowledge and agree that you must sell any shares of Stock issued to you upon vesting of the Restricted Stock Units within thirty (30) days following the termination of your Service, or within any other such time frame as may be required by the PRC State Administration of Foreign Exchange. You agree that if you continue to hold any of such shares after this time, the shares will be sold by the Company’s designated broker on your behalf at the instruction of the Company. Therefore, by accepting the Restricted Stock Unit Award, you acknowledge that you understand and agree that the Company is authorized to, and may in its sole discretion, instruct its designated broker to assist with the mandatory sale of Stock (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Stock at any particular price. Upon the sale of the Stock, the proceeds, less any Tax-Related Items and brokerage fees or commissions, will be remitted to you in accordance with any applicable exchange control laws and regulations.

Exchange Control Restrictions
By accepting the Restricted Stock Unit Award, you acknowledge that you understand and agree that, due to exchange control laws in China, you are not permitted to transfer any shares of Stock acquired under the Plan out of your account established with the Company’s designated broker, and that you will be required to repatriate all proceeds due to you from your participation in the Plan, including any cash dividends paid by the Company on shares of Stock or any proceeds from the sale of such Stock (together, the “cash proceeds”) to China. In this regard, you acknowledge and agree that, due to these repatriation requirements, you are not eligible to participate in any automatic dividend reinvestment program.

You further understand that, under local law, such repatriation of the cash proceeds will need to be effected through a special exchange control account established by the Company, the Employer, or a Participating Company in China, and you hereby consent and agree that the cash proceeds may be transferred to such special account prior to being delivered to you. The cash proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the cash proceeds are paid in U.S. dollars, you understand that you may be required to set up a U.S. dollar bank account in China so that the cash proceeds may be deposited into this account. If the cash proceeds are converted to local currency, you acknowledge that the Company is under no obligation to secure any currency conversion rate, and that it may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You acknowledge and agree that you bear the risk of any currency conversion rate fluctuation between the date that the cash dividend is paid and/or the shares of Stock are sold, as applicable, and the date of conversion of the cash proceeds to local currency. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Finally, you acknowledge and agree that the Company’s offer of participation in the Plan to you is contingent upon your agreement to abide by the restrictions set forth herein and that any violation of these restrictions will constitute a material breach of the terms of this Agreement, which will affect your ability to participate in the Plan.

FRANCE

Consent to Receive Information in English
By accepting the Restricted Stock Units, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

HONG KONG

Securities Law Notice
Warning: The Restricted Stock Units and any shares of Stock to be issued pursuant to the Restricted Stock Unit Award do not constitute a public offering of securities under Hong Kong law and are available only to Employees, Directors and Consultants of the Company and its Participating Companies. The Plan, the Agreement, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong, and the documents have not been reviewed by any regulatory authority in Hong Kong. The Agreement and the incidental communication materials are intended only for the personal use of each Plan Participant and not for distribution to any other person. If you have any doubt about any of the contents of the Agreement or the Plan, you should obtain independent professional advice.

Sale of Shares
In the event your Restricted Stock Units vest and shares of Stock are issued to you within six months of the Date of Grant, you agree that you will not dispose of the Stock prior to the six-month anniversary of the Date of Grant.

INDIA

Exchange Control Restrictions
By accepting the Restricted Stock Unit Award, you acknowledge that you understand and agree that any proceeds you may receive from the sale of shares of Stock or from any dividends paid on such Shares must be repatriated to India within a reasonable time following the sale (i.e., within 90 days). You must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.

ISRAEL

Grant Subject to Terms and Conditions of Israeli Sub-Plan
The Restricted Stock Unit Award is offered to you subject to, and in accordance with, the terms of the Plan and the Israeli Sub-Plan to the Qualcomm Incorporated 2006 Long-Term Incentive Plan (the “Sub-Plan”). Upon vesting of the Restricted Stock Units, the Stock shall be controlled by the Trustee (as defined in Section 2.2 of the Sub-Plan) for your benefit for at least the Required Minimum Trust Period (as defined in Section 2.2 of the Sub-Plan). Notwithstanding the foregoing, in the event you elect to release any shares of Stock acquired upon vesting of the Restricted Stock Units prior to the conclusion of the Required Minimum Trust Period, the tax consequences under Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 shall apply to and shall be borne solely by you, as further set forth in the Sub-Plan. By accepting the Restricted Stock Unit Award, you agree to be bound by the terms of the Plan, the Sub-Plan, and the Agreement and upon request of the Company or the Employer, to provide written consent to the terms of any tax ruling or agreement obtained by the Company or the Employer with regard to the Plan and the Sub-Plan.

The Restricted Stock Unit Award is intended to be a 102 Capital Gains Track Grant (as defined in Section 2.2 of the Sub-Plan) that qualifies for the 102 Capital Gains Track (as defined in Section 2.2 of the Sub-Plan) tax treatment. Notwithstanding the foregoing, by accepting the Restricted Stock Unit Award, you acknowledge that the Company cannot guarantee or represent that the 102 Capital Gains Track tax treatment will apply to the Restricted Stock Unit Award.

The Company may at its sole discretion replace the Trustee from time to time and instruct the transfer of all Restricted Stock Units and shares of Stock held and/or administered by such Trustee at such time to its successor and the provisions of your Grant Notice, this Agreement and the Trust Agreement shall apply to the new Trustee mutatis mutandis.

ITALY

Data Privacy Notice
The following provision replaces Section 14 of the Agreement in its entirety:

You understand that the Employer, the Company and any Participating Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Options, Restricted Stock Units, or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”) and in compliance with applicable laws and regulations.

You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is QUALCOMM Incorporated, with registered offices at 5775 Morehouse Drive, San Diego, California 92121, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is QUALCOMM Europe with registered offices in 3rd Floor, Piazza Indipendenza 11/B Rome, Italy.

You understand that your Data will not be publicized, but it may be transferred to E*Trade Financial, banks, and other financial institutions or brokers involved in the management and administration of the Plan. You further understand that the Company, the Employer or a Participating Company will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company, your Employer or a Participating Company may further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to E*Trade Financial or another third party with whom you may elect to deposit any shares of Stock acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. or Asia. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete your Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of your Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, ask for rectification of your Data and stop, for legitimate reason, the Data processing. Further, you are aware that your Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting your human resources department.

Plan Document Acknowledgment
By accepting the Restricted Stock Unit Award, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Addendum.

You further acknowledge that you have read and specifically and expressly approve the following clauses in the Agreement: Section 1: Service and Vesting; Section 3: Tax Withholding; Section 8: Restricted Stock Units Not a Service Contract; Section 15: Nature of Grant; Section 16: Applicable Law; and the sections applicable to your country contained in the Addendum.

MEXICO

Labor Law and Plan Document Acknowledgment
By accepting the Restricted Stock Unit Award, you acknowledge that you have received a copy of the Plan and the Agreement, have reviewed these documents in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

In addition, in accepting the Restricted Stock Unit Award, you further acknowledge that you understand and agree that: (a) your participation in the Plan does not constitute an acquired right; (b) the Plan and your participation in the Plan is offered by the Company on a wholly discretionary basis, the Company reserves the absolute right to amend the Plan or discontinue it at any time without any liability to you and any such amendment or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your employment or service relationship; (c) your participation in the Plan is voluntary; (d) the Restricted Stock Unit Award granted to you under the Plan is not related to your salary or any other contractual benefits provided to you by your Employer; (e) the Company, with registered offices at 5775 Morehouse Drive, San Diego, California 92121, U.S.A., is solely responsible for the administration of the Plan and your participation in the Plan and any acquisition of shares of Stock does not, in any way, establish an employment or service relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and the Employer in Mexico is your sole employer, nor does it establish any rights between you and your Employer; and (f) neither the Company, your Employer nor any Subsidiary Corporation is responsible for any decrease in the value of the shares of Stock that you may acquire under the Plan.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Employer, the Company or any Participating Company for any compensation or damages as a result of your participation in the Plan and that you therefore grant a full and broad release to the Employer and any Participating Company with respect to any claim that may arise.

Spanish Translation

Reconocimiento de la Ley Laboral y de la Recepción de Documentos
Al aceptar el Premio de Unidades de Acciones Restringidas, usted acepta y reconoce haber recibido una copia del Plan y del Contrato; que ha leído y entendido en su totalidad dichos documentos y que por lo tanto los acepta en sus términos.

Aunado a lo anterior, al aceptar el Premio de Unidades de Acciones Restringidas, usted entiende y reconoce que: (a) su participación en el Plan no constituye un derecho adquirido; (b) el Plan y su participación en el mismo es ofrecido por la Empresa de manera estrictamente discrecional, la Empresa se reserva el derecho absoluto a modificar el Plan o descontinuarlo en cualquier momento y sin responsabilidad para usted y cualquier modificación o terminación del Plan no deberá constituir un cambio o impedimento respecto de los términos y condiciones de su empleo o relación de servicio (c) su participación en el Plan es voluntaria; (d) el Premio de Unidades de Acciones Restringidas otorgado a usted derivado del Plan no se encuentra relacionado con su salario o cualquier otra prestación contractual proporcionada a usted por la Empresa; (e) la Empresa, con oficinas registradas en 5775 Morehouse Drive, San Diego, California 92121, EE.UU., es la única responsable de la administración del Plan; su participación en el Plan y la adquisición de las Acciones no establece, de ninguna manera, una relación laboral entre usted y la Empresa debido a que usted participa en el Plan en una base completamente comercial y su único Patrón es y su único patrón lo es el Patron, ni establece derecho alguno entre usted y su Patrón; y (f) que la Empresa, su Patrón o las Compañías Subsidiarias no son responsables por la disminución en el valor de las Acciones adquiridas durante su participación en el Plan.

Por último, usted declara que no se reserva ninguna acción o derecho por ejercer en contra de su Patrón, la Empresa o cualquier Compañía Subsidiaria por cualquier compensación o daños como resultado de su participación en el Plan y que por lo tanto usted en este acto exonera a su Patrón, la Empresa o cualquier Compañía Subsidiaria respecto de cualquier demanda o reclamación que pudiera derivar del Plan.

PHILIPPINES

Securities Law Notice
The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”). Any future offer or sale thereof is subject to registration requirements under the SRC unless such offer or sale qualifies as an exempt transaction.

Further, you will not be permitted to receive shares of Stock upon vesting of the Restricted Stock Units unless or until the Company, the Employer, or a Participating Company in the Philippines has obtained all necessary approvals or registrations or has submitted all filings required under Philippines law. If the Company, the Employer, or a Participating Company in the Philippines is unable to obtain such approval or registration or does not submit such filings, you acknowledge that you may not receive shares of Stock upon vesting of the Restricted Stock Units and you will not receive any compensation or benefits in lieu of the Restricted Stock Units.

You acknowledge that you are permitted to sell shares of Stock acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom you may transfer the shares of Stock), provided that such sale takes place outside of the Philippines through the facilities of the NASDAQ Global Select Market, on which the shares are listed.

RUSSIA

Securities Law Notice
The Agreement, the Grant Notice, the Plan and all other materials you may receive regarding your participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia. The delivery of Plan documents and the issuance of shares of Stock shall conform to the provisions of Section 6 of the Agreement and this Section of the Addendum.

U.S. Transaction
By accepting the Restricted Stock Unit Award, you acknowledge that you understand and agree that any Stock to be issued upon vesting of the Restricted Stock Units shall be delivered to you through a brokerage account in the U.S. You may hold the Stock in your brokerage account in the U.S.; however, in no event will Stock issued to you under the Plan be delivered to you in Russia. Further, you agree that you are not permitted to sell the Stock directly to other Russian legal entities or individuals.

Mandatory Sale Restriction
Due to regulatory requirements, the Company reserves the right to require the immediate sale of any Stock to be issued to you upon vesting of the Restricted Stock Units. By accepting the Restricted Stock Unit Award, you acknowledge that you understand and agree that the Company is authorized to, and may, in its sole discretion, instruct its designated broker to assist with the mandatory sale of Stock issued to you upon vesting of the Restricted Stock Units (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Stock at any particular price. Upon the sale of the Stock, you will receive the proceeds, less any Tax-Related Items and brokerage fees or commissions.

SINGAPORE

Securities Law Notice
The Restricted Stock Unit Award is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Restricted Stock Unit Award is subject to section 257 of the SFA and you will not be able to make (a) any subsequent sale of the shares of Stock in Singapore or (b) any offer of such subsequent sale of the shares of Stock in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

SOUTH AFRICA

Tax Obligations
By accepting the Restricted Stock Units, you agree to notify your Employer of the amount of gain realized upon the vesting of the Restricted Stock Units. You will be responsible for paying any difference between your actual tax liability and any amount withheld by your Employer.

Exchange Control
You understand and agree that you are solely responsible for complying with applicable South African exchange control regulations. Because the exchange control regulations change frequently and without notice, you should consult a legal advisor prior to the sale of shares of Stock to ensure compliance with current regulations. It is your responsibility to comply with South African exchange control laws, and neither the Company, the Employer, nor any Participating Company will be liable for any fines or penalties for your failure to do so.

SPAIN

Nature of Grant
This provision supplements Section 8 and Section 15 of the Agreement:

By accepting the Restricted Stock Units, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or Participating Companies throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or a Participating Company, other than to the extent set forth in the Agreement. Consequently, you understand that the Restricted Stock Units are offered on the assumption and condition that the Restricted Stock Units and any shares of Stock acquired as a result of the vesting of such Restricted Stock Units under the Plan are not part of any employment contract with the Company, the Employer, or any Participating Company and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. Further, you understand and agree that, except to the extent expressly permitted under Section 1.2 of the Agreement or otherwise expressly provided for by the Company at the Date of Grant, the Restricted Stock Units will be cancelled without entitlement to shares of Stock or to any amount as indemnification if you terminate employment by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

You understand that this offer would not be made but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Restricted Stock Units shall be void.

UNITED ARAB EMIRATES

Securities Law Notice
The Restricted Stock Unit Award is only being offered to eligible Employees, Consultants and Directors and is in the nature of providing equity incentives to Employees, Consultants and Directors of a Participating Company in the United Arab

Emirates. Any documents related to the Restricted Stock Unit Award, including the Plan, the Grant Notice, the Agreement and any other grant-related documents (“Restricted Stock Unit Documents”), are intended for distribution only to such Employees, Consultants and Directors and must not be delivered to, or relied on by, any other person. The relevant securities authorities have no responsibility for reviewing or verifying any Restricted Stock Unit Documents. United Arab Emirates securities or financial/economic authorities have not approved the Restricted Stock Unit Documents, nor taken steps to verify the information set out in them, and thus, are not responsible for their content. You, as a prospective stockholder, should conduct your own due diligence on the securities. If you do not understand the contents of the Restricted Stock Unit Documents, you should consult an authorized financial advisor.

UNITED KINGDOM

Tax Obligations
The following supplements Section 3 of the Agreement:

If payment or withholding of the income tax due is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected income tax shall constitute a loan owed by you to the Company and/or your Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current HM Revenue and Customs Official Rate (“HMRC”), it will be immediately due and repayable, and the Company and/or your Employer may recover it at any time thereafter by any of the means referred to in Section 3 of the Agreement. You also authorize the Company to withhold the transfer of any shares of Stock unless and until the loan is repaid in full. Notwithstanding the foregoing, if you are a director or executive officer (within the meaning of Section 13(k) of the Exchange Act) of the Company, the terms of this Section will not apply to you. In the event that Tax-Related Items are not collected from or paid by a director or executive officer of the Company by the Due Date, the amount of any uncollected income tax may constitute a benefit to such director or executive officer on which additional income tax and National Insurance Contributions may be payable. You acknowledge that you will be responsible for reporting and paying any income tax and National Insurance Contributions due on this additional benefit directly to the HMRC under the self-assessment regime.

VIETNAM

Mandatory Sale Restriction
Due to regulatory requirements, the Company reserves the right to require the immediate sale of any Stock to be issued to you upon vesting of the Restricted Stock Units. By accepting the Restricted Stock Unit Award, you acknowledge that you understand and agree that the Company is authorized to, and may in its sole discretion, instruct its designated broker to assist with the mandatory sale of Stock issued to you upon vesting of the Restricted Stock Units (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Stock at any particular price. Upon the sale of the Stock, you will receive the proceeds, less any Tax-Related Items and brokerage fees or commissions.

Exchange Control Restrictions
By accepting the Restricted Stock Unit Award, you acknowledge that you understand and agree that all cash proceeds from the sale of shares acquired under the Plan must be immediately repatriated to Vietnam. Such repatriation of proceeds may need to be effectuated through a special exchange control account established by the Company or your Employer. Further, you consent and agree that the cash proceeds may be transferred to such special account prior to being delivered to you.